Exhibit 5

April 23, 2004

Sizeler Property Investors, Inc.

2542 Williams Boulevard

Kenner, Louisiana 70062

Re:	Sizeler Property Investors, Inc. (the “Company”)

Registration Statement on Form S-3 No. 333-107043

Ladies and Gentlemen:

We have acted as counsel to Sizeler Property Investors, Inc., a Maryland corporation (the “Company”), in connection with the Form S-3 registration statement (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, as set forth in the prospectus contained in such Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $200,000,000 aggregate offering price of (i) one or more series of the Company’s debt securities (“Debt Securities”), (ii) one or more series of the Company’s preferred stock (“Preferred Stock”), (iii) the Company’s common stock, $0.0001 par value per share (“Common Stock”) and/or (iv) warrants to purchase shares of Common Stock (“Warrants”).

The senior Debt Securities (“Senior Debt Securities”) will be issued pursuant to a form of Indenture (the “Senior Indenture”) between the Company and a commercial bank to be identified (the “Senior Trustee”), and the subordinated Debt Securities (“Subordinated Debt Securities”) will be issued pursuant to a form of Indenture (the “Subordinated Indenture”) between the Company and a commercial bank to be identified (the “Subordinated Trustee”). The Preferred Stock will be issued under one or more Articles Supplementary filed pursuant to the Company’s Articles of Incorporation. The Warrants will be issued pursuant to one or more forms of Warrant Agreement (the “Warrant Agreement”) between the Company and a commercial bank to be identified (the “Warrant Agent”).

Our opinions herein are subject to the following qualifications:

A. In rendering these opinions, we have reviewed such records of the Company as we have deemed necessary in order to enable us to furnish our opinions, including but not limited to the following records: (1) the Registration Statement; (2) the Company’s

Buffalo, New York	Amherst, New York	Rochester, New York

Sizeler Property Investors, Inc.

April 23, 2004

Articles of Incorporation, as amended; (3) the Company’s Bylaws, as amended; and (4) the records of corporate proceedings of the Company.

B. Our opinions are based solely on the federal laws of the United States of America, the laws of the State of New York and the General Business Corporation Law of the State of Maryland as currently in effect.

C. We have assumed without investigation (I) that each signature on any document executed in connection with this transaction is genuine, (II) the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies or facsimile, (III) the legal capacity of each natural person, and (IV) that each document upon which we opine has been duly authorized, executed and delivered and is a legal, valid and binding obligation of each party thereto other than the Company and is enforceable against each such other person in accordance with its terms.

D. The validity, binding effect or enforceability of any document or any provision thereof may be limited or otherwise affected by (I) bankruptcy, insolvency, involuntary liquidation, fraudulent conveyance, reorganization, moratorium or other similar laws or regulations, (II) equitable principles affecting the enforcement of creditors’ rights in general or (III) the unavailability of, or any limitation upon the availability of, any particular right or remedy because of the discretion of a court, the principle of election of remedies or any requirement as to commercial reasonableness, conscionability or good faith. Furthermore, we express no opinion concerning the validity, binding effect or enforceability of any provision of any document that purports to provide for rights of indemnification or contribution for liabilities under federal or state securities laws.

E. Any opinion concerning the validity, binding effect or enforceability of any document (I) means that (a) that document constitutes a contract under applicable law, (b) that document is not invalid in its entirety under applicable law because of a specific statutory prohibition or public policy and is not subject in any material respect to a contractual defense under applicable law and (c) subject to the other qualifications of this letter, a remedy or remedies are available under applicable law substantially enforcing the effect of that document if the person concerning whom that opinion is given is in material default under that document but (II) does not mean that (a) any particular remedy is available under applicable law or (b) every provision of that document will be upheld or enforced.

Subject to the foregoing, we are of the opinion that:

1. The Senior Indenture, when duly executed and delivered by the Company, will be the legally valid and binding agreement of the Company.

2. When the Senior Debt Securities have been duly established pursuant to the Senior Indenture, duly authenticated by the Senior Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions

Sizeler Property Investors, Inc.

April 23, 2004

of the Senior Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Senior Debt Securities will be validly issued and constitute binding obligations of the Company.

3. The Subordinated Indenture, when duly executed and delivered by the Company, will be the legally valid and binding agreement of the Company.

4. When the Subordinated Debt Securities have been duly established pursuant to the Subordinated Indenture, duly authenticated by the Subordinated Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Subordinated Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subordinated Debt Securities will be validly issued and constitute binding obligations of the Company.

5. When the Company’s Board of Directors have duly approved the proposed Articles Supplementary authorizing the issuance of Preferred Stock, the Preferred Stock have been duly established pursuant to the Company’s Articles of Incorporation and the shares of Preferred Stock have been issued and delivered on behalf of the Company against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

6. The Common Stock to be sold by the Company, when issued and delivered on behalf of the Company against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

To the extent that the obligations of the Company under the Senior Indenture or Subordinated Indenture may be dependent upon the following matters, we assume for purposes of this opinion that the Senior Trustee or the Subordinated Trustee, as appropriate, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of organization of such Trustee; that such Trustee will be in compliance generally with respect to acting as a trustee under the applicable Indenture and with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its respective obligations under such applicable Indenture.

To the extent that the obligations of the Company under the Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent, if any, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of organization of such Agent; that such Agent will be in compliance generally with respect to acting as an agent under the Warrant Agreement and with all applicable laws and regulations; and that such Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

Sizeler Property Investors, Inc.

April 23, 2004

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Very truly yours,

JAECKLE FLEISCHMANN & MUGEL, LLP